Exhibit 10.2
PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Agreement”) is entered into as of April 15, 2016, by and among Magellan Petroleum Corporation, a Delaware corporation, as Grantor (the “Grantor”), and One Stone Holdings II LP, a Delaware limited partnership, as Holder (the “Holder”).

PRELIMINARY STATEMENTS

1.On even date herewith, the Grantor and the Holder executed that certain Secured Promissory Note (as amended, restated, replaced, modified or supplemented from time to time, the “Note”), pursuant to which the Holder agreed to make a loan to the Grantor for the purposes set forth therein.
2.    The Holder has conditioned its obligations under the Note upon the execution and delivery by the Grantor of this Agreement, and the Grantor has agreed to enter into this Agreement to secure all of the Obligations.
3.    The Grantor has determined that valuable benefits will be derived by it as a result of the Note and the extension of credit made by the Holder thereunder.
ACCORDINGLY, the Grantor and the Holder hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1.    Terms Defined in Note. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note.

1.2.    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement or the Note are used herein as defined in the UCC. The following term shall have the meaning set forth in Article 9 of the UCC: “General Intangibles”. The following terms shall have the meaning set forth in Article 8 of the UCC: “Securities Accounts” and “Security”. “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
1.3.    Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements, the following terms shall have the following meanings:

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Collateral” shall have the meaning set forth in Article II.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Event of Default” means an event described in Section 5.1.

“Excluded Payments” shall have the meaning provided in Section 4.4(c)(iii).

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Excluded Collateral” means (i) Excluded Payments and (ii) any voting stock in excess of 65% of the voting stock of Magellan Petroleum Australia to the extent it is a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code (the “Code)). For the purposes of this Agreement, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2) promulgated under the Code).

“Magellan Petroleum Australia” means Magellan Petroleum Australia Pty Ltd, an Australian company.

“Pledged Collateral” means all Equity Interests in Magellan Petroleum Australia, now owned or hereafter acquired by the Grantor, whether or not physically delivered to the Holder pursuant to this Agreement, including, without limitation, the Equity Interest set forth on Exhibit B, but excluding any Excluded Collateral.

“Proceeds” shall have the meaning set forth in Article 9 of the UCC and, in any event shall include, without limitation all dividends or other income from the Pledged Collateral, collections thereon or distributions or payments with respect thereto.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Holder, among the Grantor, a securities intermediary holding the Grantor’s assets in one or more Securities Accounts, including funds and securities, and the Holder with respect to the collection and control of all deposits, securities and other balances held in such Securities Account(s) maintained by the Grantor with such securities intermediary.
“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Supplement” shall have the meaning provided in Section 4.2.

“Termination Date” shall have the meaning provided in Section 7.12(a).

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Holder’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

The Grantor hereby pledges, assigns and grants to the Holder a security interest in all of its right, title and interest in, to and under all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”) to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i)	all Pledged Collateral; and

(ii)
all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

provided, however, that notwithstanding the foregoing, “Collateral” shall not include, and no Lien or security interest is hereby granted on, any Excluded Collateral.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Holder that as of the date hereof:

3.1.    Title, Perfection and Priority. The Grantor has good and valid rights in or the power to grant a security interest in the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens, except for the security interest granted to the Holder hereunder, and has full power and authority to grant to the Holder the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against the Grantor in the locations listed on Exhibit C, the Holder will have a fully perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by filing a financing statement in such locations.

3.2.    Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of the Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A, except to the extent that any of the foregoing has been changed in accordance with Section 4.6.

3.3.    Principal Location. The Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A, except to the extent that any of the foregoing has been changed in accordance with Section 4.1(g) or Section 4.6, as applicable.

3.4.    Exact Names. The Grantor’s name in which it has executed this Agreement is the exact name as it appears in the Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of organization, except to the extent that any of the foregoing has been changed in accordance with Section 4.6. Except as has been disclosed in any public filing of the Grantor or to the Holder, in such capacity or as the holder of equity interests in the Grantor, the Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.5.    No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements naming the Holder as the secured party.

3.6.    Pledged Collateral.

(a)Exhibit B sets forth a complete and accurate list as of the date hereof of all Pledged Collateral owned by the Grantor. The Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit B as being owned by it, free and clear of any Liens, except for the security interest granted to the Holder hereunder. The Grantor further represents and warrants as of the date hereof that (i) all Pledged Collateral owned by it have been duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Holder representing the Pledged Collateral, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantor has so informed the Holder so that the Holder may take steps to perfect its security interest therein as a General Intangible and (iii) except to the extent otherwise permitted by the Holder, all Pledged Collateral held by a securities intermediary in a Securities Account is covered by a Securities Account Control Agreement.

(b)In addition, (i) none of the Pledged Collateral owned by the Grantor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are no existing options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of such Pledged Collateral to issue additional Equity Interests to the Grantor, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by the Grantor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by the Grantor, or for the exercise by the Holder of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, (B) the filings required to perfect the Lien granted to the Administrative Agent on such Pledged Collateral or (C) as have already been obtained from or by such governmental authority or other Person, as applicable.

ARTICLE IV
COVENANTS

From the date of this Agreement, and thereafter until the Termination Date, the Grantor agrees that:

4.1.    General.

(a)Collateral Records. The Grantor will maintain complete and accurate, in all material respects, books and records with respect to the Collateral owned by it, and permit the Holder to inspect such books and records relating to such Collateral.

(b)Authorization to File Financing Statements; Ratification. The Grantor hereby authorizes the Holder to file, and if requested will deliver to the Holder, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Holder in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by the Grantor. Any financing statement filed by the Holder may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Grantor’s Collateral by any description that reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor. The Grantor also agrees to furnish any such information to the Holder promptly upon request.

(c)Further Assurances. The Grantor will, if so requested by the Holder in writing, furnish to the Holder, as often as the Holder reasonably requests, statements and schedules further identifying and describing the

Collateral owned by it. The Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Holder in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d)Disposition of Collateral. The Grantor will not sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of any Collateral, expect to the extent permitted by Section 3.9(d) of the Note.

(e)Liens. The Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Agreement and (ii) with respect to the Proceeds only, (1) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under 4-208 of the UCC and (2) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits.

(f)Other Financing Statements. The Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 4.1(e). The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement, in each case relating to the Collateral and the Liens granted under the Note Documents, without the prior written consent of the Holder, subject to the Grantor's rights under Section 9-509(d)(2) of the UCC.

(g)Locations. The Grantor will not change its principal place of business or chief executive office from the location identified on Exhibit A, without providing the Holder prompt written notice (and in any event within thirty (30) days prior thereto or such shorter time as the Holder may agree) of such change.

(h)Compliance with Terms. The Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all material agreements to which it is a party or by which it is bound in any case relating to such Collateral (including the obligations and agreements pursuant to the Note Documents).

4.2    Delivery of Certificated Securities. The Grantor will (a) deliver to the Holder immediately upon execution of this Agreement, the originals of all Securities constituting Collateral owned by it (if any then exist), (b) hold in trust for the Holder upon receipt and immediately thereafter deliver to the Holder any such Securities constituting Collateral, and (c) upon the Holder’s request, deliver to the Holder a duly executed supplement to this Agreement, in the form of Exhibit D (a “Supplement”), pursuant to which the Grantor will confirm the pledge of such additional Collateral. The Grantor hereby authorizes the Holder to attach each Supplement to this Agreement and agrees that all additional Collateral owned by it set forth in such Supplement shall be considered to be part of the Collateral.

4.3.    Uncertificated Pledged Collateral. The Grantor will use commercially reasonable efforts necessary to cause, upon the request of the Holder, the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities constituting Collateral hereunder or other types of Pledged Collateral owned by the Grantor not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral owned by the Grantor not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Holder granted pursuant to this Agreement. With respect to any Pledged Collateral owned by it, the Grantor will, upon the request of the Holder, use commercially reasonable efforts necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Collateral, to cause the Holder to have and retain Control over such Pledged Collateral.

4.4.    Pledged Collateral.

(a)Delivery. If the Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Collateral, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Holder, hold the same in trust for the Holder and deliver the same forthwith to the Holder in the exact form received, duly indorsed by the Grantor to the Holder, if required, together with an undated stock power covering such certificate duly executed in blank by the Grantor. If an Event of Default exists, (i) any sums paid upon or in respect of the Pledged Collateral upon the liquidation or dissolution of any issuer of Pledged Collateral shall be paid over to the Holder to be held by it hereunder as additional collateral security for the Obligations and (ii) in case any distribution of capital shall be made on or in respect of the Pledged Collateral or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Holder, be delivered to the Holder to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Collateral shall be received by the Grantor while an Event of Default exists, the Grantor shall, until such money or property is paid or delivered to the Holder, hold such money or property in trust for the Holder, segregated from other funds of the Grantor, as additional collateral security for the Obligations.

(b)Registration of Pledged Collateral. The Grantor will, if an Event of Default exists, permit any registrable Pledged Collateral owned by it to be registered in the name of the Holder or its nominee at any time; provided that upon the request of the Grantor at any time that an Event of Default no longer exists, the Holder will surrender (or cause its nominee to surrender) registrable Pledged Collateral to the registrar or transfer agent therefor for re-registration in the name of the Grantor of such Pledged Collateral, accompanied by such documents as may be necessary to effect such re-registration.

(c)Exercise of Rights in Pledged Collateral.

(i)    Without in any way limiting the foregoing and subject to Section 4.4(c)(ii), the Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Agreement, the Note or any other Note Document; provided however, that no vote or other right shall be exercised or action taken that would have the effect of impairing the rights of the Holder in respect of such Pledged Collateral in any material respect.

(ii)The Grantor will permit the Holder or its nominee at any time during the existence of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Pledged Collateral as if it were the absolute owner thereof.

(iii)The Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it; provided, however, if an Event of Default exists, the Grantor shall not be able to retain any of the following distributions and payments: (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided further, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Agreement (all such distributions and payments permitted under this subsection 4.4(c)(iii), collectively, the “Excluded Payments”); and

(iv)All distributions in respect of any of the Pledged Collateral owned by the Grantor, whenever paid or made, other than Excluded Payments made in accordance with Section 4.4(c)(iii), shall be delivered to the Holder to hold as Pledged Collateral if an Event of Default exists and shall, if received by the Grantor while an Event of Default exists, be received in trust for the benefit of the Holder, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Holder as Pledged Collateral in the same form as so received (with any necessary endorsement).

5.5.    No Interference. The Grantor agrees that it will not interfere with any right, power and remedy of the Holder provided for in this Agreement or, during the continuance of an Event of Default, now or hereafter existing at law or in equity or by statute or otherwise, or the valid exercise or beginning of the valid exercise by the Holder of any one or more of such rights, powers or remedies.

5.6.     Change of Name. The Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change the type of entity that it is, (c) change its organization identification number, if any, issued by its state of incorporation or other organization, or (d) change its state of incorporation or organization, in any case except to the extent consented to in writing by the Holder, such consent not to be unreasonably withheld, conditioned or delayed. In connection with any such change, the Grantor shall take any reasonable action requested by the Holder to maintain the perfection of the Liens granted in favor of the Holder in the Collateral.

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES

5.1.     Events of Default. The occurrence of any “Event of Default” under, and as defined in, the Note shall constitute an Event of Default hereunder.

5.2    Remedies.

(a)During the existence of an Event of Default, the Holder may exercise any or all of the following rights and remedies:

(i)those rights and remedies provided in this Agreement, the Note, or any other Note Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies expressly made available to the Holder prior to an Event of Default in this Agreement, the Note or any other Note Document;

(ii)those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)give notice of sole control or any other instruction under any Securities Account Control Agreement and take any action therein with respect to such Collateral;

(iv)without notice (except as specifically provided in this Agreement or in any other Note Document), demand or advertisement of any kind to the Grantor or any other Person, enter the premises of the Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Holder may deem commercially reasonable; and

(v)concurrently with written notice to the Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Holder was the outright owner thereof.

(b)The Holder may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral during the existence of an Event of Default and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)The Holder shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, in each case during the existence of an Event of Default, to purchase for the benefit of the Holder, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)Until the Holder is able to affect a sale, lease, or other disposition of Collateral during the existence of an Event of Default, the Holder shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Holder. The Holder may, if it so elects during the existence of an Event of Default, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Holder’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(e)Notwithstanding the foregoing, the Holder shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)The Grantor recognizes that the Holder may be unable to effect a public sale of any or all the Holder and may be compelled to resort to one or more private sales thereof in accordance with Section 5.2(a). The Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Holder shall be under no obligation to delay a sale of any of the Holder for the period of time necessary to permit the Grantor or the issuer of the Holder to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Grantor and the issuer would agree to do so.

5.3.    Grantor’s Obligations Upon Default. Upon the request of the Holder after the occurrence and during the continuance of an Event of Default, the Grantor will:

(a)assemble and make available to the Holder the Collateral and all books and records relating thereto at any place or places reasonably specified by the Holder, whether at the Grantor’s premises or elsewhere;

(b)permit the Holder, by the Holder’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c)prepare and file, or cause an issuer of Pledged Collateral (if such issuer is Controlled by a Grantor) to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Holder may request, all in form and substance satisfactory to the Holder, and furnish to the Holder, or cause an issuer of Pledged Collateral (if such issuer is Controlled by a Grantor) to furnish to the Holder, any information regarding the Pledged Collateral in such detail as the Holder may specify; and

(d)take, or cause an issuer of Pledged Collateral (if such issuer is Controlled by a Grantor) to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Holder to consummate a public sale or other disposition of the Pledged Collateral.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1.    Authorization for Holder to Take Certain Action.

(a)    The Grantor irrevocably authorizes the Holder at any time and from time to time in the sole discretion of the Holder and appoints the Holder as its attorney in fact (i) to execute on behalf of the Grantor as debtor and to file financing statements necessary or appropriate in the Holder’s reasonable discretion to perfect and to maintain the perfection and priority of the Holder’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral during the existence of an Event of Default, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Holder in its reasonable discretion deems necessary or appropriate to perfect and to maintain the perfection and priority of the Holder’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary to give the Holder Control over such Pledged Collateral, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder) during the existence of an Event of Default, and (vi) to do all other acts and things necessary to carry out the terms of this Agreement during the existence of an Event of Default; and the Grantor agrees to reimburse the Holder within ten (10) days after written demand for any reasonable payment made or any reasonable out-of-pocket expense incurred by the Holder in connection with any of the foregoing; provided that, this authorization shall not relieve the Grantor of any of its obligations under this Agreement, the Note or under any other Note Document.

(b)    All lawful acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Holder under this Section 6.1 are solely to protect the Holder’s interests in the Collateral and shall not impose any duty upon the Holder to exercise any such powers.

6.2.    PROXY. THE GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE HOLDER AS ITS PROXY AND ATTORNEY‑IN‑FACT (AS SET FORTH IN SECTION 6.1 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED

COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO WHILE AN EVENT OF DEFAULT EXISTS. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL WHILE AN EVENT OF DEFAULT EXISTS, THE APPOINTMENT OF THE HOLDER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS) WHILE AN EVENT OF DEFAULT EXISTS. SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

6.3.    NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE HOLDER AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE HOLDER NOR ANY OF ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
GENERAL PROVISIONS

7.1.Waivers. To the extent permitted by applicable law, the Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in Article VIII, at least ten (10) days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Holder arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Holder as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Holder, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein or in any other Note Document, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

7.2.Limitation on the Holder’s Duty with Respect to the Collateral. The Holder shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Holder shall use reasonable care with respect to the Collateral in its possession or under its Control. The Holder shall not have any other duty as to any Collateral in its possession or Control or in the possession or Control of any agent or nominee of the Holder, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Holder to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is commercially reasonable for the Holder (a) to fail to incur expenses deemed significant by the Holder to prepare Collateral for disposition, (b) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (c) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (d) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (e) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, or (f) to the extent deemed appropriate by the Holder, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Holder in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Holder would be commercially reasonable in the Holder’s exercise of remedies against the Collateral and that other actions or omissions by the Holder shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Holder that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 7.2.

7.3.Holder Performance of Debtor Obligations. Without having any obligation to do so, the Holder may perform or pay any obligation which the Grantor has agreed to perform or pay in this Agreement if the Grantor fails to perform or pay such obligation to the extent it constitutes an Event of Default, and the Grantor shall reimburse the Holder for any reasonable amounts paid by the Holder pursuant to this Section 7.3. The Grantor’s obligation to reimburse the Holder pursuant to the preceding sentence shall be Obligations payable on demand.

7.4.Specific Performance of Certain Covenants. The Grantor acknowledges and agrees that a breach of any of the covenants contained herein will cause irreparable injury to the Holder, that the Holder has no adequate remedy at law in respect of such breaches and therefore agrees that the covenants of the Grantor contained herein shall be specifically enforceable against the Grantor.

7.5.Dispositions Not Authorized. The Holder hereby acknowledges and agrees that the Grantor is authorized to sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of the Collateral except to the extent expressly set forth in Section 4.1(d), but notwithstanding any course of dealing between the Grantor and the Holder or other conduct of the Holder, no authorization to sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of any Central Shares or any Equity Interests in Magellan Petroleum Australia owned by Grantor shall be binding upon the Holder unless such authorization by the Holder is in writing.

7.6.No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Holder to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Holder and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Holder until the Termination Date.

7.7.Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

7.8.Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.9.Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantor and the Holder and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Holder. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Holder hereunder.

7.10.Survival of Representations. All representations and warranties of the Grantor contained in this Agreement shall survive the execution and delivery of this Agreement.

7.11.Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

7.12.Termination; Release.

(a)    This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (such occurrence being the “Termination Date”) the earlier of (i) the time at which all of the Obligations have been paid in full (other than any contingent obligations not then due and indemnification obligations not then due) and (ii) the consummation of the Exchange Agreement Closing. Upon the occurrence of the Termination Date, the Holder shall forthwith cause the satisfaction, discharge and termination of this Agreement and the Liens granted hereunder (subject to Section 7.8) and shall prepare and record any and all termination statements as may be appropriate to terminate all financing statements and other filings made in connection with the Liens granted hereunder.

(b)    If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by this Agreement or the Note, the security interest created hereby in any Collateral that is so sold, transferred or otherwise disposed of shall automatically terminate and be released upon the closing of such sale, transfer or other disposition, and such Collateral shall be sold free and clear of the Lien and security interest created hereby; provided that, to the extent required by this Agreement or the Note, the Holder shall have consented to such sale, transfer or other disposition; provided, further, that such security interest will continue to attach to all proceeds of such sales, transfers or other dispositions except to the extent such proceeds are the subject of any such sale, assignment, transfer or disposition or as otherwise consented to by Holder.

(c)    In connection with any of the foregoing, the Holder shall execute and deliver to the Grantor or the Grantor’s designee, at the Grantor’s expense, all UCC termination statements and similar documents that the Grantor shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.12 shall be without recourse to or warranty by the Holder.

7.13.Entire Agreement. This Agreement (together with the other Note Documents) embodies the entire agreement and understanding between the Grantor and the Holder relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Holder relating to the Collateral.

7.14.CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.15.CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EITHER CASE LOCATED IN NEW YORK COUNTY, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE HOLDER FROM OBTAINING JURISDICTION OVER THE GRANTOR IN ANY COURT OTHERWISE HAVING JURISDICTION. THE GRANTOR IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST THE HOLDER OR ANY AFFILIATE OF THE HOLDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED, IN EITHER CASE, IN NEW YORK COUNTY, NEW YORK.

7.16.WAIVER OF JURY TRIAL. THE GRANTOR AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

7.17.Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

7.18.Lien Absolute. All obligations of the Grantor hereunder shall be absolute and unconditional irrespective of:

(a)    any extension, renewal, settlement, compromise, waiver or release in respect of any of the Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Obligations;
(b)    any lack of validity or enforceability relating to or against the Grantor or any other guarantor of any of the Obligations, for any reason related to the Note, any other Note Document or any other agreement or instrument governing or evidencing any Obligations, or any governmental requirements purporting to prohibit the payment by the Grantor or any other guarantor of the Obligations of the principal of or interest on the Obligations;
(c)    any modification or amendment of or supplement to the Note or any other Note Document;
(d)    any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note, any other Note Document or any other agreement or instrument governing or evidencing any Obligations, including any increase or decrease in the rate of interest thereon;
(e)    any change in the corporate existence, structure or ownership of the Grantor or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Grantor or any other guarantor of the Obligations, or any of their assets or any resulting release of discharge of any obligation of the Grantor or any other guarantor or any of the Obligations;
(f)    any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Note Document or Obligations;
(g)    any other setoff, defense (other than payment in full of the Obligations) or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Note, any other Note Document, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of the Grantor; or
(h)    any other act or omission to act or delay of any kind by the Grantor, any other guarantor of the Obligations, the Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Grantor’s obligations hereunder.
7.19.Release. The Grantor consents and agrees that the Holder may at any time, or from time to time, in its discretion:

(a)    renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Obligations in accordance with the terms of the Note; and
(b)    exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Holder in connection with all or any of the Obligations; all in such manner and upon such terms as the Holder may deem proper, and without notice to or further assent from the Grantor, it being hereby agreed that the Grantor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the

Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Note, or any other agreement governing any Obligations.
ARTICLE VIII
NOTICES

8.1.    Sending Notices. Any notice required or permitted to be given under this Agreement shall be provided in accordance with Section 5.5 of the Note.

8.2.    Change in Address for Notices. Each of the Grantor and the Holder may change the address for service of notice upon it by a notice in writing to the other parties.

[Signature Page Follows]

    IN WITNESS WHEREOF, the Grantor and the Holder have executed this Agreement as of the date first above written.

GRANTOR:

MAGELLAN PETROLEUM CORPORATION

By:	/s/ J. Thomas Wilson
Name:	J. Thomas Wilson
Title:	President and Chief Executive Officer

HOLDER:

ONE STONE HOLDINGS II LP

By:	ONE STONE ENERGY PARTNERS GP, L.L.C.,
its General Partner

By:	/s/ Robert Israel
Name:	Robert Israel
Title:	Managing Member